Exhibit (h)(xx) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K



                          INDEMNIFICATION AGREEMENT

      This Indemnification Agreement (the "Agreement") is made as of the 13th day of December, 2001, among M&T Securities, Inc., a New York corporation ("Indemnitor"), Federated Services Company ("FSC"), a Pennsylvania corporation, and Vision Group of Funds, a Delaware business trust (the "Fund") (FSC and the Fund together known as "Indemnitees").

      WHEREAS, the Fund is a management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), and its shares are registered under the Securities Act of 1933 (the "1933 Act");

      WHEREAS, FSC provides transfer agency services to the Fund through Federated Shareholder Services Company, a registered transfer agent and subsidiary of FSC, under an Agreement for Administrative Services and Transfer Agency Services between FSC and the Fund, dated November 1, 2000;

      WHEREAS, Indemnitor is the shareholder servicing agent to the Fund, under a Shareholder Servicing Agreement, dated November 1, 2000, and makes Fund shares available for purchase to its customers and through its affiliates to their customers and desires the flexibility to accept third party checks of its customers as payment for Fund shares; and

      WHEREAS, the Indemnitees have required the Indemnitor to enter into this Agreement pursuant to which Indemnitor indemnifies the Indemnitees with respect to any third party checks the Indemnitor endorses or processes for investment into the Fund.

      NOW, THEREFORE, in consideration of the mutual promises and covenants, the parties agree to the following:

                                ARTICLE I
                             INDEMNIFICATION

      1.1. Indemnification. The Indemnitor agrees to indemnify and hold harmless the Indemnitees from and against any and all claims, demands, liens, suits, causes of action, obligations, liabilities, damages, losses, shareholder dilution, fees, penalties, expenses (including reasonable attorneys' fees), fines, judgments, and orders resulting from or arising out of, and costs associated with, the endorsement or processing by the Indemnitor of any checks that are payable to any party other than the Fund (a "Third Party Check") for the purchase of Fund shares (collectively, a "Claim"), whether in the form of (a) a loss or shareholder dilution suffered by either Indemnitee directly as a result of accepting a Third Party Check that is not paid in accordance with its terms for any reason other than the willful misconduct or gross negligence of either Indemnitee ("Direct Claim"), or (b) a claim or other action asserted against either Indemnitee in respect of, or arising out of, the acceptance of any Third Party Check as payment other than a claim or other action that results from the willful misconduct or gross negligence of either Indemnitee ("Third Party Claim").

      1.2. Notice and Resolution of Claim. (a) The Indemnitees agree to promptly give notice to the Indemnitor after obtaining notice or knowledge of any Claim. Upon reasonable request, the Fund or FSC shall promptly respond to the Indemnitor's request for documentation of a Claim. In respect of a Direct Claim asserted by the Fund or FSC, and upon delivery of documentation of a Direct Claim that is reasonably satisfactory to the Indemnitor, within ten business days of demand and delivery of documentation the Indemnitor shall remit to the Indemnitee the amount of the Direct Claim. For each business day beyond the tenth business day, interest will accrue at the Prime Rate of interest as published in the Wall Street Journal (or, in the event such publication ceases to publish, then such other generally recognized replacement financial publication) plus 200 basis points (2.00%). Upon receipt of payment for a Direct Claim, the Indemnitees shall permit the Indemnitor to seek recovery (and provide reasonable assistance and documentation in pursuing such recovery, provided that Indemnitor agrees to reimburse Indemnitees for the reasonable direct and indirect costs and expenses incurred in providing such assistance) against such person or persons that may have caused the Direct Claim. In respect of a Third Party Claim, the Indemnitees shall permit the Indemnitor to assume the defense of any such Third Party Claim or any litigation resulting from such Third Party Claim. The failure to give notice as required by this Section 1.2. in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent that an Indemnitor is prejudiced thereby and then only to the extent of such prejudice to such Indemnitor.

      (b) With respect to a Third Party Claim, if the Indemnitor assumes the defense of such Third Party Claim, the obligations of the Indemnitor hereunder shall include taking all steps reasonably necessary in the defense or settlement of such Third Party Claim and holding the Indemnitees harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnitor or any judgment in connection with such Third Party Claim. The Indemnitor shall not, in the defense of such Third Party Claim, (i) consent to entry of any judgment unless (A) the judgment provides only for monetary damages to be paid by the Indemnitor or (B) the Indemnitor obtains the written consent of the Indemnitees (which consent shall not be unreasonably withheld), or (ii) consent to entry of any judgment or enter into any settlement (except with the written consent of Indemnitees, which shall not be unreasonably withheld) which does not include as an unconditional term thereof the giving by the prosecutor, authority, claimant or plaintiff, as applicable, to the Indemnitees a release from all liability in respect of such Third Party Claim. In cases where the Indemnitor has, by written instrument delivered to the Indemnitees, assumed the defense or a settlement with respect to a Third Party Claim for which indemnity is being sought, and is not in default, or otherwise unable to perform its obligations, under this Article I, the Indemnitor shall be entitled to assume the defense or settlement thereof with counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnitees, provided that the Indemnitees (and their counsel) shall be entitled to continue to participate at their own cost in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any Third Party Claim for which indemnification is being sought, and the Indemnitor shall consult in good faith with the Indemnitees upon the Indemnitees' request regarding the conduct of such action, proceeding or Third Party Claim. If
(1) the Indemnitor does not so assume such defense, or (2) the Indemnitor is in default or otherwise unable to perform its obligations under this Article I, the Indemnitees may assume primary responsibility for the defense of the Third Party Claim, and may select legal counsel reasonably acceptable to the Indemnitor to conduct the defense of such Third Party Claims. If the Indemnitees assume and undertake a defense of any Third Party Claim in accordance with the immediately preceding sentence, the Indemnitor shall be liable to the Indemnitees for any reasonable attorneys' fees and expenses incurred by the Indemnitees in connection with such matter, after receiving notice from the Indemnitees to the effect that they intend to take advantage of the provisions set forth in the immediately preceding sentence; provided, however, that the Indemnitor shall continue to have the right to participate in the defense of any such Third Party Claim and to employ separate counsel in connection therewith, but the fees, costs, and expenses related to such participation shall be at the expense of and paid by the Indemnitor. In the event that the Indemnitees assume primary responsibility for the defense of the Third Party Claim as provided above, the Indemnitor shall continue to pay the legal fees and expenses of counsel for the Indemnitees and the Indemnitor shall not have the right to direct the defense of such Third Party Claim on behalf of the Indemnitees. The Indemnitees shall have the right, with the written consent of the Indemnitor (which consent shall not be unreasonably withheld), to settle or compromise any such action on terms satisfactory to it. Notwithstanding the foregoing provisions of this Section 1.2(b), if the Indemnitor has notified the Indemnitees that the Indemnitor disputes its liability hereunder to the Indemnitees with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnitor, the Indemnitor will not be required to bear the costs and expenses of the Indemnitees' defense pursuant to this Section 1.2(b) or of the Indemnitor's participation therein at the Indemnitees' request, and the Indemnitees will reimburse the Indemnitor in full for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Indemnitor in connection with such Third Party Claim.

      If legal counsel separate from that of Indemnitor is needed to represent Indemnitees because a conflict of interest exists or occurs in the defense of a Third Party Claim, the Indemnitees shall have the right to retain not more than one separate legal counsel of Indemnitees' own choice to conduct the defense and all related matters in connection with any such Third Party Claim. Indemnitor agrees to pay the legal fees and expenses of such counsel for the Indemnitees, and such legal counsel shall to the fullest extent consistent with its professional responsibilities cooperate with Indemnitor and any legal counsel designated by Indemnitor.

      Anything contained in this Agreement to the contrary notwithstanding, Indemnitor shall not be liable to either Indemnitee in respect to any Third Party Claim (including the defense or settlement of any Third Party Claim) to the extent that such Third Party Claim resulted from the willful misconduct or gross negligence, including actions taken or omitted, of any Indemnitee.


      1.3. Payment. In addition to the provisions of Section 1.1 providing for payments to the Indemnitees for a Direct Claim, but subject to the limitation of the last paragraph of Section 1.2(b), Indemnitor shall promptly reimburse the Indemnitees for any and all fees, penalties, expenses (including, without limitation, reasonable attorneys' fees and expenses, except that where the Indemnitor is defending an action, then the Indemnitees shall be liable for any attorneys' fees and expenses incurred by Indemnitees other than where Indemnitees have engaged separate counsel as a result of a conflict as described in the second paragraph of Section 1.2(b)) in connection with any Third Party Claim. Subject to the limitation of the last paragraph of Section 1.2(b), the Indemnitor shall promptly pay or reimburse the Indemnitees for (i) the amount of any judgment rendered, fines, fees or penalties assessed, or reasonable settlement entered into with the written consent of the Indemnitor (which shall not be unreasonably withheld) with respect to any Third Party Claim the defense of which was not assumed by the Indemnitor, (ii) all reasonable settlement fees, penalties and fines and reasonable expenses, legal or otherwise, incurred by the Indemnitees in connection with the defense against such Third Party Claim as long as a written agreement to such settlement has been obtained by Indemnitees from the Indemnitor and (iii) all reasonable costs incurred by the Indemnitees in the securing of such party's rights under this Agreement.


                               ARTICLE II
                              MISCELLANEOUS

      2.1.  Entire Agreement.  This Agreement constitutes the entire
            ----------------
agreement between the parties and supersedes any prior oral or written agreement of the parties.

      2.2. Governing Law and Jurisdiction. This Agreement shall be interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law. The parties agree that to the extent either party institutes any legal action, suit, or proceeding against the other, arising under or relating to this Agreement, it shall do so in the federal courts for the Western District of the Commonwealth of Pennsylvania or the state courts located in Allegheny County, Pennsylvania, and that the party against whom the action is instituted agrees to waive any objection to the laying of such suit, action, or proceeding in such courts.

      2.3. Notices. All notices, demands, requests, consents or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, telegraphed, telecopied or mailed by overnight mail or first-class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Fund:

      Vision Group of Funds
      5800 Corporate Drive
      Pittsburgh, PA  15237-7001
      Attention:  Secretary
      Facsimile:   412-288-8141
      Phone:        412-288-1900

      If to FSC:

      Federated Services Company
      1001 Liberty Avenue
      Pittsburgh, PA  15222-3779
      Attention:  Secretary
      Facsimile:   412-288-8141
      Phone:        412-288-1900

      If to Indemnitor:

      M&T Securities, Inc.
      One M&T Plaza
      Buffalo, NY  14203
      Attention:  Christopher Randall
      Facsimile:  716-842-5888
      Phone:  716-842-5818

Each party may designate by notice in writing a new address and/or telecopy number to which any notice, demand, request, consent or communication may thereafter be so given, served or sent. Each notice, demand, request, consent or communication which shall be hand delivered, telecopied with receipt acknowledged, mailed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the receipt acknowledgment, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

      2.4.  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original.

      2.5.  Headings.  The headings in this Agreement are inserted for
            --------
reference only and are not part of this Agreement.

      2.6.  Successors and Assigns.  This Agreement shall be binding upon and
            ----------------------
shall inure to the benefit of the Indemnitor and the Indemnitees and each of their respective successors and assigns.

      2.7. Waiver. Any party to this Agreement may, by a specific written notice to the other parties hereto, waive any rights it has under any provision of this Agreement. The waiver pursuant to this Section 2.6 by any party of a breach of any provision of this Agreement or a failure of a party hereto to enforce a right it may have hereunder shall not operate or be construed as a waiver of any subsequent breach.

      2.8.  Severability.  In the event any provision of this Agreement is
            ------------
held illegal, void, or unenforceable, the balance of this Agreement shall remain in effect.

      2.9.  Amendment.  No amendment, modification, or waiver in respect to
            ---------
this Agreement will be effective unless writing and signed by a duly authorized representative of each party.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first written above.

                                     FEDERATED SERVICES COMPANY


                                     By:  /s/ Peter J. Germain
                                        -----------------------------
                                     Name:  Peter J. Germain
                                     Title:  Senior Vice President



VISION GROUP OF FUNDS


                                     By:  /s/ Beth S. Broderick
                                        -----------------------------
                                     Name:  Beth S. Broderick
                                     Title:  Vice President


                                     M&T SECURITIES, INC.


                                     By:  /s/ Christopher Randall
                                        -----------------------------
                                     Name:  Christopher Randall
                                     Title:  Vice President